Exhibit 4.2

EIGHTH SUPPLEMENTAL INDENTURE

1.50% EURO-DENOMINATED SENIOR NOTES DUE 2025

1.60% EURO-DENOMINATED SENIOR NOTES DUE 2028

4.35% SENIOR NOTES DUE 2029

4.40% SENIOR NOTES DUE 2046

5.40% SENIOR NOTES DUE 2049

3.100% SENIOR NOTES DUE 2051

Eighth Supplemental Indenture (this “Supplemental Indenture”), dated as of February 18, 2022, among Aptiv PLC (the “Issuer”), Aptiv Global Financing Limited, an indirect subsidiary of the Issuer (“AGFL”), and Aptiv Corporation (“Aptiv Corp”), an indirect subsidiary of the Issuer (each, a “New Guarantor” and collectively, the “New Guarantors”), Wilmington Trust, National Association, as the trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, as registrar, paying agent and authenticating agent (the “Paying Agent”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee and the Paying Agent an indenture, dated as of March 10, 2015, as amended and supplemented through the date hereof (the “Indenture”), providing for the issuance of the 1.50% Euro-denominated Senior Notes due 2025 (the “2025 Notes”), the 1.60% Euro-denominated Senior Notes due 2028 (the “2028 Notes”), the 4.35% Senior Notes due 2029 (the “2029 Notes”), the 4.40% Senior Notes due 2046 (the “2046 Notes”), the 5.40% Senior Notes due 2049 (the “2049 Notes”) and the 3.100% Senior Notes due 2051 (the “2051 Notes” and, together with the 2025 Notes, the 2028 Notes, the 2029 Notes, the 2046 Notes and the 2049 Notes, the “Notes”);

WHEREAS, the parties hereto desire to amend the Indenture to evidence the addition of the New Guarantors as guaranteeing the Issuer’s obligations under the Indenture and, in the case of AGFL, as guarantor of the 2025 Notes, the 2028 Notes, the 2029 Notes, the 2046 Notes and the 2049 Notes, and, in the case of Aptiv Corp, as guarantor of the 2025 Notes, the 2028 Notes, the 2029 Notes, the 2046 Notes, the 2049 Notes and the 2051 Notes;

WHEREAS, such decision to amend the Indenture to evidence the addition of the New Guarantors as guaranteeing the Issuer’s obligations under the Indenture and the applicable Notes is not required under the Indenture and is solely at the Issuer’s option;

WHEREAS, pursuant to Section 9.01(k) of the Indenture, the Issuer, the guarantors from time to time party thereto and the Trustee may amend or supplement the Indenture without the consent of any Holder to make any change that does not adversely affect the rights of any Holder of Notes of such series in any material respect;

WHEREAS, pursuant to Sections 9.01 and 9.05 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture; and

WHEREAS, pursuant to Sections 9.01 and 9.05 of the Indenture, the Paying Agent is authorized to execute and deliver this Supplemental Indenture.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

Section 1. Capitalized terms used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each New Guarantor hereby agrees to guarantee the obligations of the Issuer under the Indenture and the applicable Notes related thereto pursuant to the terms and conditions of Article 10 of the Indenture (each such guarantee, a “Guarantee”) and each New Guarantor agrees to be bound as a Guarantor under the Indenture as if it had been an initial signatory thereto; provided that each New Guarantor can be released from its Guarantee (the “Release”) by the Issuer at any time upon request so long as, after giving effect to the Release and to any concurrent transactions, such New Guarantor is not at such time an obligor under any of the Issuer’s existing Notes outstanding as of the date of this Supplemental Indenture.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York. The Issuer irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes and the Trustee, that any legal action, suit or proceeding against it with respect to obligations, liabilities or any other matter arising out of or in connection with this Indenture or the Notes may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and, until amounts due and to become due in respect of the Notes have been paid, hereby irrevocably consents and submits to the exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself in respect of its properties, assets and revenues.

The Issuer irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture and signature pages for all purposes.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

Section 6. Except as expressly supplemented and amended by this Supplemental Indenture, the Indenture shall continue in full force and effect in accordance with the provisions thereof, and the Indenture (as supplemented and amended by this Supplemental Indenture) is in all respects hereby ratified and confirmed. This Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

Section 7. If there is any conflict or inconsistency between the Indenture and this Supplemental Indenture, the provisions of this Supplemental Indenture shall control.

Section 8. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee or the Paying Agent by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee and the Paying Agent subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee and the Paying Agent with respect hereto. Neither the Trustee nor the Paying Agent shall be responsible for and makes no representation as to the validity or adequacy of this Supplemental Indenture, and neither party shall not be responsible for any statement or recital herein.

Section 9. If any provision of this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, and no Holder of any series of Notes shall have any claim therefor against any party hereto.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

APTIV PLC

By:	/s/ Jane Wu
Name: Jane Wu
Title: Treasurer

APTIV GLOBAL FINANCING LIMITED

By:	/s/ Darren Byrka
Name: Darren Byrka
Title: Director

APTIV CORPORATION

By:	/s/ Jane Wu
Name: Jane Wu
Title: Treasurer

[Signature Page to Eighth Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Arlene Thelwell
Name: Arlene Thelwell
Title: Vice President

[Signature Page to Eighth Supplemental Indenture]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Registrar, Paying Agent and Authenticating Agent

By:	/s/ Irina Golovashchuk
Name: Irina Golovashchuk
Title: Vice President

By:	/s/ Annie Jaghatspanyan
Name: Annie Jaghatspanyan
Title: Vice President

[Signature Page to Eighth Supplemental Indenture]